As filed with the U.S. Securities and Exchange Commission on August 18, 2006

Registration No. 333-134916

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

TO

FORM S-4

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

New BlackRock, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6211	32-0174431
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

40 East 52nd Street

New York, New York 10022

(212) 810-5300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Robert P. Connolly, Esq.

Managing Director, General Counsel and Secretary

New BlackRock, Inc.

40 East 52nd Street

New York, NY 10022

Tel.: (212) 810-5300

Fax: (212) 810-3744

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

copies to:

Richard T. Prins, Esq.

Franklin M. Gittes, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

(212) 735-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date, as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 to the Registration Statement on Form S-4 of New BlackRock, Inc. (No. 333-134916) (the “Registration Statement”) is being filed to amend and restate Exhibit 8.1 previously filed with Amendment No. 3 to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number		Description
2.1		Transaction Agreement and Plan of Merger, dated as of February 15, 2006, by and among Merrill Lynch & Co., Inc., BlackRock, Inc., New BlackRock, Inc. (formerly New Boise, Inc.) and BlackRock Merger Sub, Inc. (formerly Boise Merger Sub, Inc.) (incorporated by Reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (Commission File No. 001-15305) filed on February 22, 2006)

3.1	***	Form of Amended and Restated Certificate of Incorporation of New BlackRock, Inc.

3.2	***	Form of Amended and Restated Bylaws of New BlackRock, Inc.

3.3	***	Form of Certificate of Designations of Series A Convertible Participating Preferred Stock

5.1	***	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

8.1	*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

10.1		Implementation and Stockholder Agreement, dated as of February 15, 2006, among The PNC Financial Services Group, Inc., New BlackRock, Inc. (formerly New Boise, Inc.) and BlackRock, Inc. (incorporated by Reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (Commission File No. 001-15305) filed on February 22, 2006)

10.2		Stockholder Agreement, dated as of February 15, 2006, between Merrill Lynch & Co., Inc. and New BlackRock, Inc. (formerly New Boise, Inc.) (incorporated by Reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (Commission File No. 001-15305) filed on February 22, 2006)

10.3		First Amendment, dated as of February 15, 2006, to the Share Surrender Agreement, dated as of October 10, 2002, among PNC Bancorp, Inc., The PNC Financial Services Group, Inc. and BlackRock, Inc. (incorporated by Reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K (Commission File No. 001-15305) filed on February 22, 2006)

10.4	***	Form of Global Distribution Agreement

10.5	***	Form of Transition Services Agreement

23.1	***	Consent of Deloitte & Touche LLP

23.2	***	Consent of Deloitte & Touche LLP

24.1	***	Power of Attorney

99.1	***	Consent of Citigroup Global Markets Inc.

99.2	***	Consent of Robert C. Doll

99.3	***	Consent of Gregory J. Fleming

99.4	***	Consent of Robert S. Kapito

99.5	***	Consent of E. Stanley O’Neal

99.6	***	Form of Proxy Card

*	filed herewith
**	to be filed by amendment
***	previously filed

(b) Financial Statement Schedules

None.

(c) Item 4(b) Information

The opinion of Citigroup Global Markets Inc. is included as Annex G to the proxy statement/prospectus included in Part I of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 4 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on the 18th day of August, 2006.

NEW BLACKROCK, INC.

By:	/S/ STEVEN E. BULLER
Steven E. Buller Managing Director and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Laurence D. Fink	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	August 18, 2006

/S/ STEVEN E. BULLER Steven E. Buller	Managing Director and Chief Financial Officer (Principal Financial Officer)	August 18, 2006

* Joseph Feliciani, Jr.	Managing Director (Principal Accounting Officer)	August 18, 2006

* William O. Albertini	Director	August 18, 2006

* William S. Demchak	Director	August 18, 2006

* Dennis D. Dammerman	Director	August 18, 2006

* Kenneth B. Dunn, Ph.D.	Director	August 18, 2006

* Murry S. Gerber	Director	August 18, 2006

* James Grosfeld	Director	August 18, 2006

	Signature	Title	Date

	* David H. Komansky	Director	August 18, 2006

	* Thomas H. O’Brien	Director	August 18, 2006

	* Linda Gosden Robinson	Director	August 18, 2006

	* James E. Rohr	Director	August 18, 2006

	* Ralph L. Schlosstein	Director	August 18, 2006

*BY:	/S/ STEVEN E. BULLER Steven E. Buller Attorney-in-Fact

II-4